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EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Veeco Instruments Inc. of our report dated October 18, 1999 relating to the financial statements of CVC, Inc., which appears in Veeco Instruments Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

Rochester, New York August 9, 2002	By:	/s/ PRICEWATERHOUSECOOPERS LLP

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CONSENT OF INDEPENDENT ACCOUNTANTS